Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 29, 2021, with respect to the financial statements of Delta Private Jets, Inc. contained in the Final Prospectus, filed on August 24, 2021, relating to the Registration Statement on Form S-1, as amended (File No. 333-258418), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio

September 17, 2021